As filed with the Securities and Exchange Commission on August 29, 2005
Registration No. 333-___

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LAM RESEARCH CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	94-2634797 (I.R.S. Employer Identification No.)
4650 Cushing Parkway
Fremont, California 94538
(Address of principal executive offices)
MARTIN B. ANSTICE
Vice President, Finance, Chief Financial Officer
and Chief Accounting Officer
Lam Research Corporation
4650 Cushing Parkway
Fremont, California 94538
(510) 572-0200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
TIMOTHY G. HOXIE, ESQUIRE
Heller Ehrman LLP
333 Bush Street
San Francisco, California 94104
Telephone: (415) 772-6000
Facsimile: (415) 772-6268
1997 Stock Incentive Plan, as amended
1999 Stock Option Plan, as amended
1999 Employee Stock Purchase Plan, as amended
CALCULATION OF REGISTRATION FEE

	Amount to be	Proposed Maximum	Proposed Maximum	Amount of
Title of Securities to be Registered	Registered(1)(2)	Offering Price Per Share(3)	Aggregate Offering Price(3)	Registration Fee
Common Stock, $0.001 par value	11,000,000	$29.88	$328,680,000	$38,685.64

(1)	Pursuant to Rule 416(a), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(2)	Includes (a) 2,000,000 shares of Registrant’s Common Stock to be issued pursuant to 1999 Employee Stock Purchase Plan, as amended; (b) 3,000,000 shares of Registrant’s Common Stock to be issued pursuant to the 1999 Stock Option Plan, as amended; and (c) 6,000,000 shares of Registrant’s Common Stock to be issued pursuant to the 1997 Stock Incentive Plan, as amended.

(3)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the Registrant’s Common Stock reported on the Nasdaq National Market on August 26, 2005.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
          The following documents, which have been filed by Lam Research Corporation (the “Registrant”) with the Securities and Exchange Commission (the “Commission”), are hereby incorporated by reference in this Registration Statement:
(a)	Registrant’s Annual Report on Form 10-K for the fiscal year ended June 26, 2005; and

(b)	The description of Registrant’s Common Stock as set forth in the Registrant’s Registration Statement filed with the Commission on Form 8-B on April 11, 1990 and any amendment or report filed for the purpose of updating such description.
          All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.
Item 4. Description of Securities
             Not applicable.
Item 5. Interests of Named Experts and Counsel
             Not applicable.
Item 6. Indemnification of Directors and Officers
          Section 102 of the Delaware General Corporation Law allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or to any of its stockholders for monetary damage for a breach of his or her fiduciary duty as a director, except in the case where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The Registrant’s Certificate of Incorporation contains a provision that eliminates directors’ personal liability as set forth above.
          Section 145 of the Delaware General Corporation Law, as amended, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.
          The Registrant’s Certificate of Incorporation provides that, to the fullest extent permitted by the Delaware General Corporation Law, no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director.

The Certificate of Incorporation also provides that no amendment or repeal of such provision or adoption of an inconsistent provision shall apply to or have any effect on the protection from personal liability to the Company or its stockholders permitted thereunder with respect to any matter occurring, or any cause of action, suit or claim that, but for the Certificate of Incorporation, would accrue or arise prior to such amendment, repeal or adoption of an inconsistent provision. Additionally, the Registrant’s Amended and Restated Bylaws provide that the Registrant will indemnify to the maximum extent authorized by law each of its directors and officers against expenses incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of the corporation.
          The Registrant has also obtained on behalf of its officers and directors insurance against losses arising from any claim asserted against or incurred by such individual in any such capacity, subject to certain exclusions.
          See also the undertakings set out in response to Item 9.
Item 7. Exemption from Registration Claimed
              Not applicable.
Item 8. Exhibits

Item
No.	Description of Item
4.1(1)	Lam Research Corporation 1997 Stock Incentive Plan, as amended

4.2(1)	Lam Research Corporation 1999 Stock Option Plan, as amended

4.3(2)	Lam Research Corporation 1999 Employee Stock Purchase Plan, as amended

5.1	Opinion of Heller Ehrman LLP

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Heller Ehrman LLP (filed as part of Exhibit 5.1)

24.1	Power of Attorney (Included in the signature page to this registration statement)

(1)	Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 29, 2002. (SEC File Number 000-12933).

(2)	Incorporated by reference to Appendix A of the Registrant’s Proxy Statement filed on October 14, 2003 (SEC File Number 000-12933).

Item 9. Undertakings
          A.          The undersigned registrant hereby undertakes:
                        (1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;
                                                  (i)          To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
                                                  (ii)          To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and
                                                  (iii)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs A(1)(i) and A(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.
                        (2)          That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
                        (3)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
          B.           The undersigned registrant hereby undertakes that, for purposes of determining liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          C.           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fremont, State of California, on this 29th day of August, 2005.

Lam Research Corporation
By:	/s/ Martin B. Anstice
Martin B. Anstice
Vice President, Finance, Chief Financial Officer and Chief Accounting Officer

POWER OF ATTORNEY TO SIGN AMENDMENT
          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint James W. Bagley and Martin B. Anstice and each of them, with full power of substitution, such person’s true and lawful attorneys-in-fact and agents for such person in such person’s name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully, to all intents and purposes, as he or such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.
          Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date
/s/ Stephen G. Newberry Stephen G. Newberry	President and Chief Executive Officer, Director	August 29, 2005
/s/ Martin B. Anstice Martin B. Anstice	Vice President Finance, Chief Financial Officer and Chief Accounting Officer (Principal Financial and Accounting Officer)	August 29, 2005
/s/ James W. Bagley James W. Bagley	Executive Chairman	August 29, 2005
/s/ David G. Arscott David G. Arscott	Director	August 29, 2005
/s/ Robert Berdahl Robert Berdahl	Director	August 29, 2005

Signature	Capacity	Date
/s/ Richard J. Elkus, Jr. Richard J. Elkus, Jr.	Director	August 29, 2005
/s/ Jack R. Harris Jack R. Harris	Director	August 29, 2005
/s/ Grant M. Inman Grant M. Inman	Director	August 29, 2005
/s/ Seiichi Watanabe Seiichi Watanabe	Director	August 29, 2005

Index to Exhibits

Exhibit
No.	Description of Item
4.1(1)	Lam Research Corporation 1997 Stock Incentive Plan, as amended
4.2(1)	Lam Research Corporation 1999 Stock Option Plan, as amended
4.3(2)	Lam Research Corporation 1999 Employee Stock Purchase Plan, as amended
5.1	Opinion of Heller Ehrman LLP
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Heller Ehrman LLP (filed as part of Exhibit 5.1)
24.1	Power of Attorney (Included in the signature page to this registration statement)

(1)	Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 29, 2002. (SEC File Number 000-12933).

(2)	Incorporated by reference to Appendix A of the Registrant’s Proxy Statement filed on October 14, 2003 (SEC File Number 000-12933).